Exhibit 10.1

FIRST AMENDMENT TO
GB&T BANCSHARES, INC. STOCK OPTION PLAN OF 1997

THIS AMENDMENT TO THE GB&T BANCSHARES, INC. STOCK OPTION PLAN OF 1997

 (this “Amendment”) is made and entered into as of the 17th day of July, 2006.

WHEREAS, GB&T Bancshares, Inc. (the “Company”) has established that certain GB&T Bancshares, Inc. Stock Option Plan of 1997 (the “Plan”), pursuant to which options to purchase shares of the Company’s common stock, no par value per share, may be issued on the terms and conditions contained in the Plan; and

WHEREAS, the shareholders of the Company approved the amendments set forth herein at the Company’s annual meeting of shareholders held on May 11, 2006; and

WHEREAS, the Board of Directors now desires to amend the Plan on the terms and conditions set forth herein as permitted by Section 8 of the Plan;

NOW, THEREFORE, the Plan is amended upon the terms, and subject to the conditions, set forth herein:

1.             Shares Subject to the Plan.  Section 2 of the Plan is hereby amended by deleting Section 2 in its entirety and inserting the following in lieu thereof:

“Shares Subject to the Plan.  There will be reserved for use upon the exercise of options to be granted under the Plan (“Options”), an aggregate of 2,000,000 common shares, no par value per share (the “Common Shares”) of the Company. The shares shall be made available from authorized and unissued common stock or from common stock issued and held in the treasury of the Company, as shall be determined by the Board of Directors.”

2.             Duration of the Plan.  Unless previously terminated by the Board of Directors, the Plan (but not any Options then outstanding) shall terminate on the fifth anniversary of the date hereof.

3.             Inconsistent Provisions.  All provisions of the Plan which have not been amended by this Amendment shall remain in full force and effect.  Notwithstanding the foregoing, to the extent that there is any inconsistency between the provisions of the Plan and the provisions of this Amendment, the provisions of the Amendment shall control.

THIS AMENDMENT is adopted to be effective as of the date hereof.

GB&T BANCSHARES, INC.

By:	/S/ GREGORY L. HAMBY
Gregory L. Hamby
Executive Vice President and
Chief Financial Officer